UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2017
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On recommendation of the Nominating and Corporate Governance Committee of Fuel Tech, Inc. (Fuel Tech), the Fuel Tech Board of Directors (Board) voted on February 6, 2017 to expand the size of the Board from five to six, and to elect James J. Markowsky Ph.D. as an independent director to fill Fuel Tech’s open directorship. On February 10, 2017, Fuel Tech issued a press release announcing the then appointment of Dr. Markowsky to its Board, a copy of which is attached as Exhibit 99.1 to this Form 8-K.
Dr. Markowsky is currently a member of the Board of Directors for Energy Corporation of America since 2011, and Chair of their Audit Committee since July 2016. Previously, Dr. Markowsky served as Assistant Secretary for Fossil Energy, US Department of Energy, in 2009 and 2010. He served as President of Research and Development Solutions, LLC (RDS), in 2004 and 2005. Prior to RDS, Dr. Markowsky served as Executive Vice President, Power Generation, at American Electric Power Service Corporation (AEP) from 1996 to 2000.
Dr. Markowsky’s election was not pursuant to any arrangement or understanding with any person. There are no related party transactions between Dr. Markowsky and Fuel Tech. As a member of Fuel Tech’s Board of Directors (Director), Dr. Markowsky, a non-employee Director, will participate in Fuel Tech’s compensation arrangements for each non-employee Director, which is an annual retainer of $40,000 for Board service, payable in arrears; and $1,200 for a day of service as a Director and requested by the Chairman. In addition, under the Fuel Tech, Inc. 2014 Long-Term Incentive Plan, currently for each non-employee Director there is: (a) a target annual equity award dollar value amount of $30,000, and (b) as of the first business day following each annual meeting of stockholders, an annual equity award to each then incumbent non-employee Director by the Board in the form of either: (i) restricted stock units (RSU), with all such RSUs awarded vesting upon the earlier of the first anniversary of the award date or the day prior to the first regularly-scheduled annual meeting of the Company’s stockholders following the award date except that the RSUs shall be fully vested upon a change-in-control, or (ii) a non-qualified stock option grant of Fuel Tech Common Stock for a term of 10 years, vesting immediately. Also, under Fuel Tech’s Deferred Compensation Plan for Directors, as a non-employee Director, Dr. Markowsky is entitled to elect to defer Director fees in either cash with interest or share equivalent “Units” until fixed dates, including the date of retirement from the Board, when the deferred amounts will be distributed either in Fuel Tech common stock or in cash in a lump sum or over a period of five years as elected by the Director.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Fuel Tech, Inc. Press Release dated February 10, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: February 10, 2017	By:	/s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General Counsel and Secretary